Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-227554) of Santander UK Group Holdings plc of our report dated 10 March 2020 relating to the financial statements, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers LLP

London, United Kingdom

10 March, 2020